Exhibit 99.1

NEWS RELEASE

CONTACT: James M. Gasior, President & CEO

(330) 282-4111

Cortland Bancorp Announces Share Repurchase Program

CORTLAND, Ohio – December 18, 2019 — Cortland Bancorp (NASDAQ: CLDB), the holding company for The Cortland Savings and Banking Company, today announced that its Board of Directors authorized a share repurchase program (the “Program”). Under the terms of the Program, the Company is authorized to repurchase up to 200,000 shares of the Company’s common stock, or approximately 4.6% of its outstanding common shares. The Program is effective for calendar year 2020 and will commence on January 2, 2020. The Program follows the share repurchase program that expires on December 31, 2019. On a year-to-date basis through the close of business on December 16, 2019, the Company repurchased 54,000 shares of its common stock at an average price of $22.48 per share under the Company’s current stock repurchase plan that authorized the repurchase of up to 300,000 shares of the Company’s common stock.

Under the Program, the Company may purchase common shares through various means such as open market transactions, including block purchases, and privately negotiated transactions. The number of shares repurchased and the timing, manner, price and amount of any repurchases will be determined at the Company’s discretion. Factors include, but are not limited to, share price, trading volume and general market conditions, along with the Company’s general business conditions. The Program may be suspended or discontinued at any time and does not obligate the Company to acquire any specific number of its common shares.

Under the Program, shares may be repurchased from time to time in the open market or through negotiated transactions at prevailing market rates, or by other means in accordance with federal securities laws. The Board’s action authorizes the Company to execute one or more 10b5-1 trading plans. The 10b5-1 trading plan would allow the Company to repurchase shares of its common stock at times when the Company otherwise might be prevented from doing so under insider trading laws by requiring that an agent selected by the Company repurchase shares of common stock on the Company’s behalf.

“Stock repurchase is an attractive way, in addition to our quarterly cash dividend, to deliver on our long-term goal to enhance shareholder value,” said James M. Gasior, President and Chief Executive Officer of the Company and The Cortland Savings and Banking Company.

About Cortland Bancorp

Cortland Bancorp is a financial holding company headquartered in Cortland, Ohio. Founded in 1892, the Company’s bank subsidiary, The Cortland Savings and Banking Company conducts business through fourteen full-service community banking offices located in the counties of Trumbull, Mahoning, Portage, Summit, Ashtabula, and Cuyahoga in the Northeast Ohio area and a financial service center in Fairlawn, Ohio. For additional information about Cortland Bank visit http://www.cortlandbank.com.

Forward Looking Statements

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Cortland Bancorp or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that

Cortland Bancorp Announces Share Repurchase Program

December 18, 2019

may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.